Exhibit 1


                            JOINT FILING AGREEMENT


	In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G/A dated (including amendments thereto) with respect to the common stock of Midway Games Inc.

This Joint Filing Agreement shall be filed as an Exhibit to such Statement.


Dated:  February 14, 2003


Smithfield Fiduciary LLC

By:  /s/  Howard Feitelberg
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     Howard Feitelberg, Director



Highbridge International LLC

By:  /s/  Howard Feitelberg
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     Howard Feitelberg, Director



Highbridge Capital Corporation

By:  /s/  Howard Feitelberg
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     Howard Feitelberg, Controller



Highbridge Capital Management, LLC

By:  /s/  Ronald S. Resnick
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     Ronald S. Resnick, Managing Director